As filed with the Securities and Exchange Commission on June 4, 2007

Registration No. 333-129958

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________

SCOR

(Exact name of registrant as specified in its charter)

The Republic of France (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

1, Avenue du Général de Gaulle

92800 Puteaux, France

(Address of principal executive offices)

2005 Stock Award Plan (Foreign)

(Full title of the plan)

Maxine Verne, Esq.

SCOR U.S. Corporation

199 Water Street

New York, NY 10038-3526

(Name and address of agent for service)

(212) 884-9003

(Telephone number, including area code, of agent for service)

Copies to:

Armand Grumberg, Esq. Adrian J. S. Deitz, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 68, rue de Faubourg Saint-Honoré 75008 Paris France +33 1 55 27 11 00	Emmanuelle Rousseau SCOR 1, Avenue du Général de Gaulle 92800 Puteaux France +33 1 46 98 71 70

______________

DEREGISTRATION OF SECURITIES

SCOR, a société anonyme organized under the laws of the French Republic (the “Company”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 333-129958, the "Registration Statement") to deregister certain ordinary shares issuable upon exercise of stock options issued pursuant to the Company's Specific Stock Option Plan for the Subscription of Shares to be Issued, dated September 16, 2005.

On May 24, 2007, the Company announced its intention to apply for the voluntary delisting of its American Depositary Shares (ADSs) from the New York Stock Exchange (NYSE) and to voluntarily terminate the registration of its ordinary shares and ADSs under the U.S. Securities Exchange Act of 1934. Accordingly, this post-effective amendment is being filed to terminate the Registration Statement and to deregister, as of the date hereof, all of the ordinary shares that remain unissued under the Registration Statement.

Contemporaneously with the filing of this post-effective amendment, the Company is filing with the Securities and Exchange Commission (i) notification of removal from listing and/or registration under section 12(b) of the Securities Exchange Act of 1934 on Form 25; and (ii) certification of a foreign private issuer's termination of registration of a class of securities under section 12(g) of the Securities Exchange Act of 1934 on Form 15F.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, Country of France, on June 4, 2007.

SCOR
By:	/s/ Emmanuelle Rousseau
Emmanuelle Rousseau Group Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Denis Kessler* Denis Kessler	Chairman and Chief Executive Officer (Principal Executive Officer)	June 4, 2007

/s/ Marcel Kahn* Marcel Kahn	Chief Financial Officer	June 4, 2007

/s/ Aymeric Oudin* Aymeric Oudin	Principal Accounting Officer	June 4, 2007
Luc Rougé	Director	June 4, 2007

/s/ Helman le Pas de Sécheval* Helman le Pas de Sécheval	Director	June 4, 2007

/s/ Antonio Borgès* Antonio Borgès	Director	June 4, 2007

/s/ Allan Chapin, Esq.* Allan Chapin, Esq.	Director	June 4, 2007

/s/ Daniel Havis* Daniel Havis	Director	June 4, 2007

/s/ Daniel Lebègue* Daniel Lebègue	Director	June 4, 2007

/s/ André Levy-Lang* André Levy-Lang	Director	June 4, 2007

/s/ Herbert Schimetschek* Herbert Schimetschek	Director	June 4, 2007

/s/ Jean-Claude Seys* Jean-Claude Seys	Director	June 4, 2007

/s/ Jean Simonnet* Jean Simonnet	Director	June 4, 2007

/s/ Claude Tendil* Claude Tendil	Director	June 4, 2007

/s/ Carlo Acutis* Carlo Acutis	Director	June 4, 2007

/s/ Daniel Valot* Daniel Valot	Director	June 4, 2007

Georges Chodron de Courcel	Non-voting Director	June 4, 2007
SCOR U.S. CORPORATION
Authorized U.S. Representative
/s/ Maxine Verne* Maxine Verne	Senior Vice President, General Counsel and Corporate Secretary	June 4, 2007

* By:	/s/ Emmanuelle Rousseau
Emmanuelle Rousseau Attorney-in-Fact Date: June 4, 2007